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                                                                    Exhibit 23.1
                                                                    ------------



                                 INTERTAN, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 1996, which appears on page 38 of the 1996 Annual Report to Shareholders of InterTAN, Inc., which is incorporated by reference in InterTAN, Inc.'s Annual Report on Form 10-K for the
fiscal year ended June 30, 1996.   We also consent to the incorporation by
reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Fort Worth, Texas
November 13, 1996